UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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stockholder engagement: executive compensation program

This document supplements our proxy statement filed on April 7, 2016. With a challenging 2015 performance year, the Management Compensation Committee believes the additional disclosure will further clarify the link between management’s and stockholders’ interests.

We ask stockholders to vote FOR Item 3 on this year’s proxy, approving on an advisory basis our named executive officer compensation.

© 2016 Chevron Corporation

Chevron business overview and performance update

- **Chevron's long-term business:**
  - Heavily influenced by the competitive and volatile oil & gas industry
  - Characterized by a need to replenish resources, often through investment in capital intensive and long development cycle projects with decades-long asset lives
  - Requires career employment model; ability to attract and retain employees is critical
- **2015 Business Overview:**
  - Sharp decline in commodity prices
  - Higher weighting than peers to both the Upstream business segment (versus Downstream) and to liquids production (versus natural gas)
  - Upstream earnings hit hard by low crude oil and natural gas prices at a time when several major capital projects were under construction; significant volume growth expected once these projects are fully online (2017-2018)
  - Downstream reported record earnings and achieved strong utilization rates across the refineries
- **2015 performance in context:**



Net Production
MBOED
3,000
2,000
1,000
-
2010 2011 2012 2013 2014 2015



Crude Prices and Earnings
$ billions
$/bbl
30
20
10
0
120
80
40
0
2010 2011 2012 2013 2014 2015
Earnings
Brent Price



Cash from Operations
$ billions
50
40
30
20
10
-
2010 2011 2012 2013 2014 2015



Days Away from Work Rate*
0.20
0.15
0.10
0.05
0.00
2010 2011 2012 2013 2014 2015
Competitor Range
CVX

* Per 200,000 hours worked. LTIP Performance Share Peer Group used for comparison. Reported earnings normalized to reflect inventory accounting differences for IFRS based reporting.

© 2016 Chevron Corporation

2

Compensation program aligns incentives with stockholder interests

Pay decisions and outcomes demonstrate strong link to performance

2015 Compensation Outcomes

Board and Management Compensation Committee

(MCC) decreased 2015 CEO compensation to parallel

stockholder experience

Intended compensation down year-over-year

—Chevron Incentive Plan payout down year-

over-year, reflecting rigorous MCC target-

setting process

—Intended equity grant level year-over-year

(accounting value increased due to valuation

differences)

Realizable pay down versus target pay over last 3

years

—Option grants from last 5 years all underwater

© 2016 Chevron Corporation

TSR Performance Compared to Peers1

Performance Chevron Peer Group Chevron CEO

Period TSR TSR 2 Pay Alignment

Short-term incentive

1	year (16.0%) (14.7%) down 21% from prior

(2015) year

3	years 3-year performance

(2013-2015) (2.3%) (2.8%) share payout down

19% from target value

5	years 5 years of option grants

3.3% 0.6%

(2011-2015) are underwater

1	As of December 31, 2015
2	Peer Group TSR refers to average TSR of LTIP Performance Share Peer Group (BP, ExxonMobil, Royal

Dutch Shell and Total)

3

Significant CEO and NEO compensation ‘at risk’

Substantial portion of pay directly aligned to stockholder value creation

Reward element Form Purpose CEO compensation mix 2

Provide a fixed level of

Fixed competitive base pay to help us 10%

Base salary Cash attract and retain strong executive 12%

talent through a full career 90%

78% at risk

Chevron Cash Reward NEOs for annual

Incentive Plan company, business unit and

(CIP) individual performance

At risk Other NEO compensation mix 2

Long-Term Stock options Reward creation of long-term

Incentive Plan Performance shares stockholder value

(LTIP) Restricted stock units 1 15%

15% 85%

Retirement Lump sum or annuity Provide retirement benefits

Benefits plans/savings savings plan designed to achieve a base 70% at risk plans level of replacement pay

upon retirement

1	RSU grants were made in 2015 to 3 non-CEO NEOs; see slide 9 for details
2	Pie charts exclude benefits Base Salary CIP LTIP

© 2016 Chevron Corporation 4

Realizable pay demonstrates compensation aligns with performance

CEO's cumulative realizable pay over the past three years is 55 percent less than its original intended target value

Target and realizable values

Millions



$25
$20
$15
$10
$5
$0
$19.5
Same realizable value as of 5/9/2016 stock price $100
$9.2
Target[1]
2013
Realizable[2]
$19.9
$9.9MM realizable value as of 5/9/2016 stock price $100
$9.4
Target[1]
2014
Realizable[2]
$20.0
$10.2MM realizable value as of 5/9/2016 stock price $100
$8.3
Target[1]
2015
Realizable[2]
Base Salary
Bonus
Stock Options
Performance Shares

(1) Target Value at Award Date reflects: (i) base salary at year end, (ii) target CIP award, and (iii) intended grant date value of LTIP awards (60 percent stock options and 40 percent performance shares).
(2) Realizable Value at 12/31/15 reflects: (i) paid base salary during the calendar year; (ii) the actual CIP award earned for that year, and (iii) the actual prevailing LTIP value at 12/31/15. For stock options: reflects that none of the past three awards is currently "in the money", with exercise prices of $116.45 (2013); $116.00 (2014) and $103.71 (2015) relative to Chevron's common stock price at 12/31/15 of $89.96. For (i) 2014 and 2015 performance shares: reflect 12/31/15 TSR rank versus the LTIP Performance Share Peer Group and associated performance modifier multiplied by Chevron's common stock price at 12/31/15 ($89.96) and (ii) for the 2013 performance shares: the amount earned and paid at 100 percent (median Peer Group ranking) using the 20-day average trailing price of Chevron common stock at 12/31/15 ($89.93).

© 2016 Chevron Corporation

5

Board decreased CEO compensation in 2015

Accounting value differences show increase in compensation

Compensation elements approved by Board

Year	Salary	Short-term Incentive	Long-term Incentive (target value)[1]	Total
2015	$1,855,479	$ 2,450,000	$15,322,000	$19,627,479
2014	$1,825,500	$ 3,100,000	$15,322,000	$20,247,500
Difference	$29,979	$ (650,000)	-	($620,021)
% Change	1.6%	(21.0%)	no change	(3.1%)

[1]*Target value is disclosed in the Compensation Discussion & Analysis (CD&A) section of the proxy statement*

Basis for Board decisions

- **Salary**: modest increase in recognition of strong 2014 performance
- **Short-term incentive**: reduced to recognize mixed 2015 performance
- **Long-term incentive**: remained same based on the independent consultant's input and competitive data primarily from the Oil Industry Peer Group adjusted for Company's size, scope and complexity; also considered CEO's demonstrated performance

Summary Compensation Table disclosure[2]

Year	Salary	Non-Equity Incentive Compensation	Option Awards + Stock Awards	Total
2015	$1,855,479	$ 2,450,000	$14,679,660	$18,985,139
2014	$1,825,500	$ 3,100,000	$13,402,740	$18,328,240
Difference	$29,979	$ (650,000)	$1,276,920	$656,899
% Change	1.6%	(21.0%)	9.5%	3.6%

Why is the disclosed equity value different?

- Accounting Standards Codification Topic 718 (ASC 718) requires Grant Date Fair Value reporting of equity grants using Monte Carlo simulation for TSR-based performance shares and Black Scholes option valuation - see footnote (2) and (3) to the Summary Compensation Table (page 52 of the 2016 proxy statement)
- Approved target value will always differ from disclosed accounting value

[2]*Including other compensation and change in pension and non-qualified deferred compensation, total CEO compensation decreased by 15 percent from 2014*

© 2016 Chevron Corporation

6

Executive compensation governance is driven by strong metrics-based oversight

Board of Directors Compensation Oversight Process

Management Compensation Committee (MCC)

Composed of

Independent Directors Oversight responsibility for compensation program

Independent (Retained by Compensation Management

Compensation

Consultant Committee)

Advise on CEO compensation package, based on market-data Assist with peer group selection Review and provide data on executive compensation levels, practices and market trends

© 2016 Chevron Corporation

Evaluation of

corporate and

individual

performance

Metrics-based corporate

performance measures:

Financial

Health, environment

and safety

Operating

performance

Milestones

and commercial

Individual leadership

performance

Total Shareholder Return

relative to peer group

companies

Set compensation levels

Base salary Chevron Incentive Plan (CIP) awards Long-Term Incentive Plan (LTIP) awards

Rigorous Goal Setting & Performance Review

Beginning of year

goal-setting

Shareholder

feedback

presented to

Board

Board sets annual

business plan at

Chevron

Robust

measures,

weighting and

goals are

established

alongside

business plan

Mid-year performance review on metrics

Board/MCC reviews progress update on CIP measures Quantitative and qualitative updates delivered

Comprehensive year-end performance assessment

Board/MCC

systematically

reviews and

assesses company

performance

metrics

Performance

parameters analyzed

formulaically

– Absolute results to

current year plan

– Relative results to

Oil Industry Peer

Group

– Performance trend

over time

– Individual

performance

7

Chevron Incentive Plan is tied to value delivered to shareholders

CIP is designed to recognize annual performance achievements across more than 55,000 CIP-eligible Chevron employees

- The Management Compensation Committee determined a Corporate Performance Rating of **80%** for 2015 performance year, with a possible range of 0%-200%
- Significant non-financial achievements also include:
  - Industry leading safety results
  - Historic downstream facility utilization and reliability
  - Advanced many major capital projects and realized significant value from divestment

CIP Payout Calculator

Base salary ✖ Award Target ✖ Corporate Performance Rating ✖ Individual Performance Factor

Award Target & Benchmarking	
Chevron Incentive Plan ("CIP")	Prior to each performance year, MCC sets the CIP Award Target as a multiple of base salary with reference to the median awards of Oil Industry Peer Group pay
	Oil Industry Peer Group: Exxon Mobil, Royal Dutch Shell, BP, ConocoPhillips, Occidental Petroleum, Philips 66, Valero Energy, Marathon Petroleum, Anadarko Petroleum, Hess, Devon Energy, Tesoro, Marathon Oil

Corporate Performance Rating Components & Metrics		
Financial	40%	• Earnings/EPS • Return on Capital Employed • Total Shareholder Return (1, 3 and 5 year)
Health, Environment, and Safety	20%	• Process Safety • Personal Safety • Environmental Performance
Operating Performance	25%	• Operating Expenses • Segment Earnings per Barrel • Production • Reserves • Asset Utilization Rates
Milestones and Commercial	15%	• Major Capital Projects • Commercial Transactions

Performance Assessment

Performance is assessed against key performance measures on historical, absolute and relative performance to the Oil Industry Peer Group

Performance highlights include:
- Significant actions in response to low commodity prices
- 28th consecutive dividend increase
- One of the best years in overall Operational Excellence performance

© 2016 Chevron Corporation

8

Long-term incentive plan (LTIP) aligns with stockholder interests

Targets vs. pay outcomes demonstrate strong link to performance

Term of LTIP awards

Grant Year: Perf. shares

2015 Stock options

Perf. shares

2014 Stock options

Perf. shares

2013 Stock options

2013 2015 2017 2019 2021 2023 2025

CEO 2013 PSU Target vs. Payout Value

(2013-2015 performance period)

$5,206,660

$4,226,710

Target Value at Grant Actual Payout

Payout = modifier 100% x 20-day trailing average price $89.93 x vested shares 47,000

© 2016 Chevron Corporation

Performance Shares (40% of target grant value)

Realized value is significantly lower than the target due to lower payout price

($89.93) despite 2013 performance share grant paid out at 100% modifier

Stock Options (60% of target grant value)

5	years of option grants underwater as of 12/31/2015 (closing price of $89.96)

Stock options and performance shares as key compensation elements ensure

CEO and NEOs are:

Fully aligned with the economic interests of our stockholders, on medium and long term horizon;

Significantly leveraged, from an ultimate compensation standpoint, to

Chevron’s common stock price performance; and

Rewarded based on a balance between relative (performance shares) and absolute (stock options) pay-for-performance.

Restricted Stock Units

Granted on rare occasions to recognize performance or incentivize retention. The following NEOs received RSU grants in 2015 in recognition of their strong performance in 2014:

James W. Johnson: Increased responsibility and seamless leadership transition in

Upstream operations

Michael K. Wirth: Industry-leading Downstream performance

R. Hewitt Pate: Exceptional progress on major litigation matters

9